UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 3, 2014

KiOR, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35213	51-0652233
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13001 Bay Park Road, Pasadena, Texas 77507

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (281) 694-8700

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Forbearance Agreement

On July 3, 2014, KiOR, Inc. (“KiOR”) and its wholly-owned subsidiary Kior Columbus, LLC, (“KiOR Columbus,” together, with KiOR, the “Company”), entered into a Forbearance Agreement (the “Forbearance Agreement”) with the Mississippi Development Authority, acting for and on behalf of the State of Mississippi (the “Lender”), in connection with the Loan Agreement, dated March 17, 2011, by and between KiOR Columbus and the Lender and other related agreements (collectively, the “Loan Documents”). KiOR is a guarantor under the Loan Documents. On June 30, 2014, the Company was unable to make its semi-annual payment of $1,875,000 required by the Loan Documents and was in default of certain non-payment obligations under the Loan Documents (collectively, the “Existing/Anticipated Defaults”).

Pursuant to the terms of the Forbearance Agreement, the Lender has agreed to forbear from exercising its rights and remedies with respect to the Company’s Existing/Anticipated Defaults while the Company explores various strategic transactions (the “Transactions Process”) described in more detail under Item 8.01 below. The Company intends to complete its Transaction Process, or make substantial progress toward completion, before the expiration of the Forbearance period. The Forbearance period commences on July 3, 2014 and ends on the earliest to occur of (i) October 31, 2014 or (ii) the date of a Forbearance Default. A “Forbearance Default” means (x) the existence and continuance of any Event of Default (other than an Existing/Anticipated Default) under the Loan Documents, (y) any failure by the Company to keep or perform any of the terms, obligations, covenants or agreements required by the Forbearance Agreement or (z) any representation or warranty of the Company in the Forbearance Agreement being false, misleading or materially incorrect. The Forbearance Agreement is subject to customary covenants, including limitations on payments of indebtedness to other persons or entities, a requirement that the Company diligently execute on its Transactions Process and requirements that the Company provide periodic financial information and status reports to the Lender on the Transaction Process.

If, by the end of the Forbearance period and after three business days’ notice, the Company does not either (i) pay the sum of $1,875,000 originally required by the Loan Documents as of June 30, 2014 or (ii) complete the Transaction Process and enter into a transaction with regard to the Company’s collateral acceptable to the Lender, the Lender can declare all of its obligations due and payable, including principal and interest, as authorized by the Loan Documents.

As consideration for the Lender’s entry into the Forbearance Agreement, the Company paid the Lender $250,000.

The foregoing description of the Forbearance Agreement does not purport to be complete and is qualified in its entirety by reference to the Forbearance Agreement filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Amendment No. 1 to 2014 Note Purchase Agreement

As previously disclosed, on March 31, 2014, the Company entered into a Senior Secured Promissory Note and Warrant Purchase Agreement (the “Original Note Purchase Agreement”) with KFT Trust, Vinod Khosla, Trustee, (“KFT Trust” or the “2014 Note Purchaser”) and KFT Trust in its capacity as agent (the “Agent”) for the 2014 Note Purchaser (collectively, the “Parties”). The 2014 Note Purchase Agreement contemplated multiple tranches of financing of up to $25 million in senior secured promissory notes (the “Notes”).

On July 3, 2014, the Parties entered into Amendment No. 1 to the 2014 Note Purchase Agreement (“Amendment No. 1”). The Original Note Purchase Agreement as amended is referred to as the “2014 Note Purchase Agreement.” Amendment No. 1 provides for, among other things, (i) the sale and issuance of Protective Advance Notes (as defined below) and (ii) the decrease in the maximum principal amount of Notes outstanding permitted at any one time (other than Protective Advance Notes) from $25 million to $10 million in the aggregate. “Protective Advance Notes” are senior secured promissory notes that may be purchased at the sole discretion of the 2014 Note Purchaser in the event the Company requires liquidity funding to preserve, protect, prepare for sale or dispose of the collateral subject to the 2014 Note Purchase Agreement (the “Collateral”) or to enhance the likelihood and maximize the amount of repayment of the secured obligations under the 2014 Note Purchase Agreement (the “Secured Obligations”).

On July 3, 2014, the Company issued and sold to KFT Trust a Protective Advance Note in the aggregate principal amount of $250,000. The Protective Advance Note accrues interest at a rate of 8% per annum and matures upon the earliest to occur of (i) the consummation of the Protective Advance Facility (as defined below), (ii) August 1, 2014 and (iii) the acceleration of the Secured Obligations as provided under the Protective Advance Note and the 2014 Note Purchase Agreement. The Company will pay interest on the principal amount of the Protective Advance Note on the last day of each full calendar month, beginning on July 31, 2014, provided that such interest will be paid in kind by adding the interest then due to the unpaid principal amount of the Protective Advance Note. The Protective Advance Notes are senior to the Company’s outstanding promissory notes under the 2014 Note Purchase Agreement.

Within 20 days after the effective date of Amendment No. 1, the Company intends to enter into a loan facility (the “Protective Loan Facility”) with KFT Trust and/or certain of its affiliates to (i) provide short-term funding to preserve, protect, prepare for sale or dispose of the Collateral or to enhance the likelihood and maximize the amount of repayment of the Secured Obligations and (ii) to fund the roll-up of the Protective Advance Notes. The Company will use the proceeds from the sale of Protective Advance Notes to pay immediate expenses until it enters into the Protective Loan Facility.

The obligations of the 2014 Note Purchaser to purchase Protective Advance Notes in the future are subject to customary closing conditions. In the event of a default under the 2014 Note Purchase Agreement, the Agent may collect, liquidate, sell, lease or otherwise dispose of any or all of the Collateral.

The foregoing description of Amendment No. 1 and the Protective Advance Notes does not purport to be complete and is qualified in its entirety by reference to Amendment No. 1 filed as Exhibit 99.2 and the Protective Advance Note filed as Exhibit 99.3 to this Current Report on Form 8-K and incorporated herein by reference.

Amendment to Original 2014 Notes

On July 3, 2014, the Company and KFT Trust amended and restated the senior secured promissory notes previously issued and outstanding under the 2014 Note Purchase Agreement (the “Original 2014 Notes”) to specify that they are subordinate to any Protective Advance Notes issued under the 2014 Note Purchase Agreement.

The foregoing description of the Amended and Restated Original 2014 Notes does not purport to be complete and is qualified in its entirety by reference to the Amended and Restated Original 2014 Notes filed as Exhibits 99.4 and 99.5 and incorporated herein by reference.

Item 8.01 Other Events.

On July 9, 2014, the Company announced that, under the guidance of its board of directors, it has engaged Guggenheim Securities, LLC as the Company’s financial advisor and investment banker to provide financial advisory and investment banking services and to assist the Company in reviewing and evaluating various financing, transactional and strategic alternatives, including a possible merger, restructuring or sale of the Company. The Company cannot provide assurance that a transaction of any kind will occur and has not set a timetable to take any of these actions. The Company does not expect to announce or comment on developments with respect to this exploration of strategic alternatives until the board of directors has approved a specific transaction or has other reason to comment.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Forbearance Agreement, dated as of July 3, 2014, by and between the Company and the Lender

99.2	Amendment No. 1 to the 2014 Note Purchase Agreement, dated as of July 3, 2014, by and between the Company and KFT Trust

99.3	Protective Advance Note, dated as of July 3, 2014, issued by the Company to KFT Trust

99.4	Amended and Restated Senior Secured Promissory Note, dated as of July 3, 2014, issued by the Company to KFT Trust (First Closing)

99.5	Amended and Restated Senior Secured Promissory Note, dated as of July 3, 2014, issued by the Company to KFT Trust (Additional Closing)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KiOR, INC.

Date: July 9, 2014	By:	/s/ Christopher A. Artzer
Christopher A. Artzer
President, Interim Chief Financial Officer, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Forbearance Agreement, dated as of July 3, 2014, by and between the Company and the Lender

99.2	Amendment No. 1 to the 2014 Note Purchase Agreement, dated as of July 3, 2014, by and between the Company and KFT Trust

99.3	Protective Advance Note, dated as of July 3, 2014, issued by the Company to KFT Trust

99.4	Amended and Restated Senior Secured Promissory Note, dated as of July 3, 2014, issued by the Company to KFT Trust (First Closing)

99.5	Amended and Restated Senior Secured Promissory Note, dated as of July 3, 2014, issued by the Company to KFT Trust (Additional Closing)